Third Quarter 2005
Table of Contents

Page
Earnings Release	1 - 2

Financial Highlights	3

Statements of Earnings	4 - 5

Balance Sheets	6

Geographic Distribution by Market	7

Operating Performance Summary	8 - 9

Investment Summaries	10

Development Summary	11

Capitalization Summary	12

Debt Summary	13

Supplemental Information for Net Asset Value Calculation	14

Reconciliation of 2005 Guidance	15
Corporate Headquarters Address:
9200 E. Panorama Circle, Suite 400
Englewood, Colorado 80112
(303) 708-5959
Note: This press release supplement contains certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described within this press release supplement. These financial measures, which include but are not limited to EBITDA, EBITDA Without Gains, Funds From Operations, Funds From Operations with Gains/Losses, Internal Rate of Return and Same-Store Sales, should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.
Information included in this supplemental package is unaudited.

Exhibit 99.1
News Release

Contact:	H. Andrew Cantor 800-982-9293 · 303-708-5959
Archstone-Smith Announces Results for the Third Quarter of 2005
Company Raises 2005 Guidance; Same-store Operating Momentum Continues
DENVER — October 24, 2005 — Archstone-Smith (NYSE:ASN) announced net earnings per share (EPS) of $0.80 for the quarter ending September 30, 2005, compared with $0.70 per share for the same period in 2004. The company’s funds from operations (FFO) was $0.65 per share in the third quarter of 2005, compared with $0.56 per share during the third quarter of 2004. Third quarter 2005 FFO with gains/losses, which includes gross gains from asset sales, was $0.97 per share, compared with $0.79 per share in the third quarter of 2004.
Archstone-Smith also announced that it is raising its 2005 guidance. The company is increasing its EPS guidance to $2.50 to $3.00 per share; its FFO guidance is increasing to $2.10 to $2.13 per share. FFO guidance for gains on the sale of Ameriton operating communities remains unchanged.
Same-store Operating Performance Accelerates Dramatically Quarter-Over-Quarter
Archstone-Smith’s same-store revenues increased 4.1% in the third quarter of 2005, representing six consecutive quarters of increasing revenue growth. “Our performance continues to improve as our pricing power strengthens in our core markets,” said R. Scot Sellers, chairman and chief executive officer.
The company’s third quarter 2005 same-store performance was principally driven by the company’s Southeast Florida, New York City metropolitan area, Southern California and Washington, D.C. metropolitan area markets, which produced third quarter same-store revenue growth of 9.1%, 6.5%, 4.6% and 4.6%, respectively. Archstone-Smith’s same-store net operating income (NOI) was up 5.7% in the third quarter. “We are very excited about the momentum in our operating portfolio, and look forward to positive performance as we continue to enhance our irreplaceable portfolio positions in the nation’s most desirable neighborhoods. Our emphasis on locations characterized by limited competition, expensive single-family home prices and strong job growth, continues to produce very strong results,” said Mr. Sellers.
Ameriton’s Track Record of Strong Results Continues to Produce Excellent Returns
Archstone-Smith’s third quarter 2005 results include gains from the sale of three communities by Ameriton, the company’s wholly owned subsidiary, which contributed $27.8 million, or $0.119 per share, to Archstone-Smith’s third quarter EPS and $27.3 million, or $0.117 per share, to third quarter FFO. “Ameriton continues to be an extremely profitable franchise for us, which has consistently produced very attractive returns on our invested capital,” said Mr. Sellers. Since 2000, Ameriton completed the sale of $1.2 billion of apartment communities, generating a pre-tax unleveraged internal rate of return of 26.4%.
Development Pipeline and Strategic Acquisitions Position Company for Strong Growth
Archstone-Smith is in the final stages of the capital redeployment program it began in 1995; the company expects to sell virtually all its non-core assets by early 2006. “We believe the completion of this process will further improve the growth rate from our exceptionally well-located portfolio.” said Charles E. Mueller, Jr., chief financial officer. “In addition, we have a tremendous opportunity to create significant incremental value for our shareholders as we complete and stabilize our $2.8 billion development pipeline during the next several years.” This pipeline represents the total expected investment of all Archstone-Smith and Ameriton wholly owned and joint venture developments under construction and in planning.
-more-

Archstone-Smith Announces 3Q05 Results

Currently, Archstone-Smith and Ameriton have $1.4 billion of communities under construction, including the 627-unit Mosaic, Archstone-Smith’s first development in Manhattan, which broke ground during the third quarter of 2005. In addition, the company continues to make excellent progress on Archstone Boston Common, formerly called Park Essex, a 420-unit, 28-story community — and the first high-rise apartment building to be built in downtown Boston in 20 years. Archstone-Smith expects pre-leasing to commence at this community in the spring of 2006.
In the third quarter, Archstone-Smith closed on 28 apartment community acquisitions from Oakwood Worldwide, the leading global provider of corporate housing, representing 9,423 units, and a total expected investment of $1.4 billion. Archstone-Smith expects to acquire nine additional communities from Oakwood later this year and during 2006. “This exceptionally well located portfolio enhances our presence in many of our best-performing markets and epitomizes our commitment to improve our portfolio with every investment we make,” said Mr. Mueller.
In addition, the company’s third quarter results include a total net positive impact of $16.7 million, or $0.07 per share of earnings and FFO, resulting from all insurance recoveries and costs related to litigation settlements. The insurance recoveries related to moisture infiltration and mold litigation totaled $18.7 million. The company also received $2.6 million in cost reimbursements for expenses related to the Fair Housing Act (FHA) and Americans with Disabilities Act (ADA) lawsuit, which it settled in the second quarter of 2005. The recoveries were booked in the third quarter as other income, as they were initially expensed. This income was offset by $4.6 million of legal expenses and litigation settlement costs.
Archstone-Smith Declares 121st Consecutive Common Share Dividend
Archstone-Smith also announced that its Board declared the company’s 121st consecutive quarterly common share dividend. The company will pay a dividend of $0.4325 per common share payable on November 30, 2005 to shareholders of record as of November 16, 2005. On an annualized basis, this represents a dividend of $1.73 per common share.
Archstone-Smith (NYSE: ASN), an S&P 500 company, is a recognized leader in apartment investment and operations. With a current total market capitalization of $14.4 billion, the company’s portfolio is concentrated in many of the most desirable neighborhoods in the Washington, D.C. metropolitan area, Southern California, the San Francisco Bay area, the New York City metropolitan area, Boston, Southeast Florida, Chicago and Seattle. The company continually upgrades the quality of its portfolio through the selective sale of assets, using proceeds to fund investments in markets with even better growth prospects. Through its two brands, Archstone and Charles E. Smith, Archstone-Smith strives to provide great apartments and great service to its customers - backed by unconditional service guarantees. As of September 30, 2005, Archstone-Smith owned or had an ownership position in 253 communities, representing 86,937 units, including units under construction.
# # #
Archstone-Smith’s third quarter 2005 full financials and archived press releases are available on its web site at www.ArchstoneSmith.com or may be obtained by calling (800) 982-9293.
In addition to historical information, this press release and quarterly supplemental information contain forward-looking statements and information under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Archstone-Smith operates, management’s beliefs and assumptions made by management. While Archstone-Smith management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this press release and supplemental information. See “Risk Factors” in Archstone-Smith’s 2004 Annual Report on Form 10-K for factors which could affect Archstone-Smith’s future financial performance.

Third Quarter 2005
Financial Highlights

In thousands, except per share amounts and percentages

	Three Months Ended September 30,			Nine Months Ended September 30,
	2005	2004	% Change	2005	2004	% Change

Operating Performance

Net Earnings Attributable to Common Shares — Diluted	$162,890	$138,660	17.5%	$283,781	$314,935	(9.9%)

Per Share Results:
Net Earnings	$0.80	$0.70	14.3%	$1.41	$1.58	(10.8%)
Funds from Operations with Gains/Losses (1)	$0.97	$0.79	22.8%	$1.96	$2.05	(4.4%)
Funds from Operations (FFO) (2)	$0.65	$0.56	16.1%	$1.58	$1.59	(0.6%)

Cash Distributions per Common Share	$0.4325	$0.43	0.6%	$1.2975	$1.29	0.6%

	September 30,	December 31,
Financial Position	2005	2004

Assets
Real Estate (Including Held for Sale Before Depreciation)	$11,186,778	$9,221,038
Total Assets (Net of Accumulated Depreciation)	$10,780,631	$9,066,044

Debt
Long Term Debt (Including Held for Sale)	$4,778,461	$4,130,637
Total Debt	$4,984,468	$4,149,637

Leverage Ratios(3)
Long Term Debt/Long Term Undepreciated Book Capitalization	42.9%	43.5%
Total Debt/Total Undepreciated Book Capitalization	43.9%	43.7%

Equity Market Capitalization (4)
Common Shares and Units	$9,801,122	$8,529,180
Perpetual Preferred Shares and Units	50,000	70,000

Total Equity Market Capitalization	$9,851,122	$8,599,180

Total Market Capitalization (5)	$14,835,590	$12,748,817

Fully Converted Shares (6)	246,969	224,240

NOTES

(1)	Calculated as FFO (defined below) plus Gross Gains/Losses from the disposition of real estate investments. Gross Gains/Losses from the disposition of real estate investments is defined as net sales proceeds less the gross investment basis of the asset before accumulated depreciation and impairment for possible loss on real estate investments. Joint venture gain/loss deferrals required under GAAP have also been excluded from Gross Gains/Losses. We consider FFO with Gains/Losses to be a meaningful supplemental measure of performance because the continued recycling of capital is a fundamental component of our business strategy, and Gross Gains/Losses from the disposition of real estate investments demonstrates the results of our investment activity. FFO with Gains/Losses is not intended to be a measure of cash flow or liquidity. See page 4 for a reconciliation of Net Earnings to FFO with Gains/Losses.

(2)	FFO is calculated in accordance with the FFO definition from NAREIT’s October 1999 White Paper (as amended in April 2002), which includes gains from the sale of taxable REIT subsidiary assets. We believe that GAAP Net Earnings remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with GAAP net earnings. We acknowledge that FFO is an appropriate supplemental measure when comparing our results of operations to other companies because it is a recognized measure of performance by the REIT industry. It excludes gains/losses from the sale of depreciable real estate and real estate depreciation expense. FFO is not intended to be a measure of cash flow or liquidity. See page 4 for a reconciliation of Net Earnings to FFO.

(3)	Represents total long term debt or total debt divided by the sum of the book value of shareholders’ equity, applicable debt, minority interest and accumulated depreciation, respectively.

(4)	Reflects the market capitalization based on the closing share price on the last trading day of the period for publicly traded securities and liquidation value of private securities. See detailed market capitalization calculation on page 12.

(5)	Represents the book value of Total Debt plus Total Equity Market Capitalization.

(6)	Represents total common shares and operating partnership units outstanding at the end of the period, plus stock options using the treasury stock method.

Third Quarter 2005
Statements of Earnings

In thousands, except per share amounts

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Revenues:
Rental Revenues	$239,012	$187,546	$647,705	$540,593
Other Income	25,840	4,930	37,815	13,836

	264,852	192,476	685,520	554,429

Expenses:
Rental Expenses	57,646	49,089	160,938	135,019
Real Estate Taxes	22,426	16,289	62,685	49,370
Depreciation on Real Estate Investments (1)	58,262	44,502	157,683	127,297
Gross Interest Expense	61,223	42,386	164,997	120,349
Capitalized Interest	(9,862)	(5,763)	(27,344)	(17,110)

Net Interest Expense	51,361	36,623	137,653	103,239

General and Administrative	13,600	12,898	41,644	37,423
Other Expense	569	4,195	28,746	7,539

	203,864	163,596	589,349	459,887

Earnings from Operations	60,988	28,880	96,171	94,542

Plus:
Income from Unconsolidated Entities (2)	1,839	5,485	18,750	18,115
Other Non-Operating Income	72	7,701	28,855	28,162
Less:
Minority Interest — Series E, F and G Perpetual Preferred Units	—	2,045	741	4,677
Minority Interest — Convertible Operating Trust Units	7,956	3,794	16,185	13,522

Net Earnings before Discontinued Operations	54,943	36,227	126,850	122,620
Plus: Net Earnings from Discontinued Operations (3)	108,780	104,883	159,638	198,739

Net Earnings	163,723	141,110	286,488	321,359
Less: Preferred Share Dividends	958	3,661	2,873	9,935

Net Earnings Attributable to Common Shares — Basic	162,765	137,449	283,615	311,424
Add Back (dilutive securities only):
Minority Interest	125	150	166	242
Convertible Preferred Share Dividends	—	1,061	—	3,269

Net Earnings Attributable to Common Shares — Diluted	$162,890	$138,660	$283,781	$314,935

Diluted Weighted Average Common Shares Outstanding — Net Earnings	203,713	199,334	201,626	198,751

Diluted Earnings per Common Share (4)	$0.80	$0.70	$1.41	$1.58

Funds From Operations Reconciliation:

Net Earnings Attributable to Common Shares — Diluted	$162,890	$138,660	$283,781	$314,935
Depreciation on Real Estate Investments	61,237	55,698	174,742	164,007
Depreciation on Real Estate Investments — Unconsolidated Entities	2,026	1,373	7,060	6,797
Gains from Disposition of Depreciable REIT Investments	(94,543)	(77,396)	(134,102)	(156,365)
Gains from Disposition of Unconsolidated Depreciable REIT Investments	(1,899)	(5,176)	(6,311)	(7,178)
Debt Extinguishment Costs Related to Dispositions	—	—	5,058	908
Minority Interest	4,474	2,954	(4,466)	(428)
Other (5)	(1,387)	(3,645)	(7,585)	(7,275)

Funds From Operations Attributable to Common Shares — Diluted	132,798	112,468	318,177	315,401
Gross Gains on the Disposition of Real Estate Investments (6)	75,108	50,156	87,764	103,157
Minority Interest	(9,721)	(5,281)	(10,085)	(11,205)

Funds From Operations with Gains/Losses Attributable to Common Shares — Diluted	$198,185	$157,343	$395,856	$407,353

Per Share Amounts (4)
Funds From Operations — Diluted	$0.65	$0.56	$1.58	$1.59

Funds From Operations with Gains/Losses — Diluted	$0.97	$0.79	$1.96	$2.05

Quarterly Cash Distributions per Common Share	$0.4325	$0.43	$1.2975	$1.29

See notes on following page.

Third Quarter 2005
Statements of Earnings (continued)

In thousands, except per share amounts

NOTES

(1)	Includes amortization expense associated with intangible assets obtained in connection with operating community acquisitions.

(2)	Includes gains from the sale of unconsolidated operating communities.

(3)	The following amounts reflect net earnings from real estate investments designated as held for sale or sold, including net gains (losses) on any of these communities actually sold.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Composition of Net Earnings from Discontinued Operations:
Rental Revenues — Communities Sold	$1,683	$34,550	$19,860	$121,505
Rental Expenses — Communities Sold	(853)	(12,983)	(7,778)	(41,991)
Real Estate Taxes — Communities Sold	(186)	(3,909)	(1,890)	(15,160)

Net Operating Income — Communities Sold	644	17,658	10,192	64,354

Rental Revenues — Communities Held for Sale	23,815	22,685	70,497	67,995
Rental Expenses — Communities Held for Sale	(7,272)	(7,106)	(21,667)	(20,904)
Real Estate Taxes — Communities Held for Sale	(3,009)	(2,781)	(8,849)	(8,514)

Net Operating Income — Communities Held for Sale	13,534	12,798	39,981	38,577

Depreciation on Real Estate Investments	(2,975)	(11,196)	(17,059)	(36,710)
Interest, net	(5,462)	(16,942)	(20,532)	(51,279)
Income Taxes from Taxable REIT Subsidiaries	(14,967)	(17,682)	(21,507)	(16,740)
Debt Extinguishment Costs Related to Dispositions	—	—	(5,264)	(1,120)
Allocation of Minority Interest	(16,384)	(12,566)	(20,825)	(24,638)
Gains on Disposition of Taxable REIT Subsidiary Operating Communities, net (a)	39,847	55,417	60,550	69,930
Archstone-Smith Gains on Disposition of REIT Real Estate Investments, net	94,543	77,396	134,102	156,365

Net Earnings from Discontinued Operations	$108,780	$104,883	$159,638	$198,739

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

(a) Gains on Disposition of Taxable REIT Subsidiary Operating Communities, net per GAAP	$39,847	$55,417	$60,550	$69,930
Ameriton Joint Venture Gains on Disposition of Operating Communities, net per GAAP	310	—	13,211	7,047

Total Gains, net per GAAP	40,157	55,417	73,761	76,977
Accumulated Depreciation and Income Taxes Attributable to Dispositions	(12,849)	(21,150)	(28,648)	(26,768)

FFO Impact of Gains, before minority interest	27,308	34,267	45,113	50,209
Minority Interest Attributable to Dispositions	(3,550)	(3,608)	(5,188)	(5,454)

FFO Impact of Taxable REIT Subsidiary Gains, after minority interest	$23,758	$30,659	$39,925	$44,755

(4)	As of September 30, 2005, the REIT (Archstone-Smith Trust) owned approximately 86.2% of the Operating Trust’s (Archstone-Smith Operating Trust) outstanding common units and the remaining 13.8% were owned by minority interest holders. Per share amounts for each period presented will always be the same for the REIT and the Operating Trust, as the economics of the minority interest holders are the same as those of the common shareholders and, therefore, both the numerator and denominator must be adjusted to reflect the assumed conversion of all outstanding Operating Trust units.

(5)	Represents accumulated depreciation on taxable REIT subsidiary gains and tax impact on applicable FFO adjustments.

(6)	The following is a reconciliation of GAAP Gains/Losses from the Disposition of Real Estate Investments to Gross Gains/Losses from the Disposition of Real Estate Investments (see page 3 for a definition of Gross Gains/Losses and why we believe it is a meaningful measure):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

GAAP Gains from the Disposition of depreciable Real Estate Investments	94,543	77,396	134,102	156,365
Less: Accumulated Depreciation	(19,435)	(27,240)	(46,338)	(53,208)

Gross Gains from the Disposition of depreciable Real Estate Investments	$75,108	$50,156	$87,764	$103,157

Third Quarter 2005
Balance Sheets

In thousands

	September 30,	December 31,
	2005	2004

Assets

Real Estate (1)	10,431,341	$8,482,741
Real Estate — Held for Sale (1) (2)	755,437	738,297
Less: Accumulated Depreciation	878,592	763,542

	10,308,186	8,457,496

Investments In and Advances to Unconsolidated Entities	121,363	111,481

Net Investments (3)	10,429,549	8,568,977

Cash and Cash Equivalents	13,318	203,255
Restricted Cash in Tax-Deferred Exchange and Bond Escrow	64,580	120,095
Other Assets	273,184	173,717

Total Assets	$10,780,631	$9,066,044

Liabilities and Shareholders’ Equity

Liabilities:
Unsecured Credit Facilities	$206,007	$19,000
Long Term Unsecured Debt	2,365,613	2,099,132
Mortgages Payable (4)	2,312,869	1,931,223
Mortgages Payable — Held for Sale (2) (4)	99,979	100,282
Payables, Accrued Expenses and Other Liabilities	315,076	325,131

Total Liabilities	5,299,544	4,474,768

Minority Interest:
Series E and G Perpetual Preferred Units	—	19,522
Operating Trust Units/Other	630,320	478,576

	630,320	498,098

Shareholders’ Equity:
Series I Cumulative Perpetual Preferred Shares	50,000	50,000
Common Shares, $0.01 Par Value	2,120	1,996
Additional Paid-In Capital and Other Comprehensive Income	4,755,685	4,021,688
Retained Earnings	42,962	19,494

Total Shareholders’ Equity	4,850,767	4,093,178

Total Liabilities and Shareholders’ Equity	$10,780,631	$9,066,044

NOTES

(1)	The change in investments in real estate (including assets held for sale) at cost, consisted of the following:

Balance at December 31, 2004	$9,221,038
Acquisition-Related Expenditures	2,262,469
Redevelopment Expenditures	39,815
Recurring Capital Expenditures	31,045
Development Expenditures, excluding initial acquisition costs	247,120
Acquisition and improvement of land for development	752
Dispositions	(675,706)

Net Apartment Community Activity	1,905,495
Change in Other Real Estate Assets	60,245

Balance at September 30, 2005	$11,186,778

(2)	Income from assets held for sale is included in Net Earnings from Discontinued Operations, as reflected on the Statement of Earnings.

(3)	Includes $535.1 million and $595.4 million of Ameriton real estate assets as of September 30, 2005 and December 31, 2004,

(4)	Includes a total of $48.7 million and $103.9 million of Ameriton third party debt as of September 30, 2005 and December 31, 2004, respectively.

Third Quarter 2005
Geographic Distribution by Market (1)

Core Markets	High-Rise	Garden	Total
Washington D.C. Metropolitan Area (2)	22.3%	14.4%	36.7%
Southern California (2)	2.2%	21.3%	23.5%
San Francisco Bay Area, California	0.4%	8.8%	9.2%
New York City Metropolitan Area	5.2%	0.6%	5.8%
Boston, Massachusetts	1.8%	2.9%	4.7%
Chicago, Illinois	4.5%	0.2%	4.7%
Seattle, Washington	0.3%	3.4%	3.7%
Southeast Florida	—	3.6%	3.6%

Total Core Markets	36.7%	55.2%	91.9%

Non-Core Markets
Atlanta, Georgia	—	1.6%	1.6%
Houston, Texas	—	1.1%	1.1%
Denver, Colorado	—	1.0%	1.0%
Other (3)	0.4%	4.0%	4.4%

Total Non-Core Markets	0.4%	7.7%	8.1%

Total All Markets	37.1%	62.9%	100.0%

NOTES

(1)	Represents the geographic distribution of communities owned as of September 30, 2005 based on net operating income (NOI) for the three months ended September 30, 2005, excluding amounts associated with the communities that are owned by Ameriton. See footnote 2 on page 9 for a reconciliation of NOI to earnings from operations and an explanation as to why we believe NOI is a useful measure. High-rise category includes mid-rise communities with 5 or more above-ground floors.

(2)	Breakout of Washington D.C. Metropolitan Area and Southern California markets:

	High-Rise	Garden	Total
Washington D.C. Metro — Inside Beltway	15.8%	3.6%	19.4%
District of Columbia	6.5%	—	6.5%
Other Virginia	—	8.4%	8.4%
Other Maryland	—	2.4%	2.4%

Total Washington D.C. Metropolitan Area	22.3%	14.4%	36.7%

Los Angeles County	1.5%	10.0%	11.5%
San Diego	0.7%	5.0%	5.7%
Orange County	—	3.0%	3.0%
Inland Empire	—	2.0%	2.0%
Ventura County	—	1.3%	1.3%

Total Southern California	2.2%	21.3%	23.5%

(3)	Includes markets that represent less than 1.0% of NOI.

Third Quarter 2005
Operating Performance Summary (1)

Year-Over-Year Same Store Performance

	Revenue Growth		Operating Expense Growth		Net Operating Income
	Q3 2005 vs.	YTD 2005 vs.	Q3 2005 vs.	YTD 2005 vs.	Q3 2005 vs.	YTD 2005 vs.
	Q3 2004	YTD 2004	Q3 2004	YTD 2004	Q3 2004	YTD 2004

Same Store Communities:
Garden Communities	4.0%	3.1%	1.8%	3.1%	5.1%	3.1%

High-Rise Properties	4.4%	3.5%	0.3%	5.7%	6.8%	2.3%

Total Portfolio	4.1%	3.3%	1.2%	4.2%	5.7%	2.8%

	Average Physical		Property Operating		Potential Effective Rent
	Occupancy (3)		Margin (4)		Per Unit (5)
	Q3 2005	Q3 2004	Q3 2005	Q3 2004	Q3 2005	Q3 2004

Same Store Communities:
Garden Communities	95.9%	95.7%	67.1%	66.4%	$1,161	$1,124

High-Rise Properties	96.0%	95.2%	64.9%	63.4%	$1,595	$1,548

Total Portfolio	96.0%	95.6%	66.2%	65.3%	$1,294	$1,254

			Operating Expense		Net Operating Income		Average Physical
	Revenue Growth		Growth/(Decline)		Growth/(Decline) (2)		Occupancy
	Q3 2005 vs.	YTD 2005 vs.	Q3 2005 vs.	YTD 2005 vs.	Q3 2005 vs.	YTD 2005 vs.
	Q3 2004	YTD 2004	Q3 2004	YTD 2004	Q3 2004	YTD 2004	Q3 2005	YTD 2005
Same Store Core Markets: (6)
Washington D.C. Metropolitan Area	4.6%	3.6%	(0.6%)	5.0%	7.1%	3.0%	96.1%	96.0%

Southern California	4.6%	3.6%	1.3%	3.5%	6.1%	3.6%	96.0%	95.9%

San Francisco Bay Area, California	2.6%	1.5%	(3.2%)	0.6%	5.3%	1.9%	95.1%	95.2%

New York City Metropolitan Area	6.5%	7.7%	(7.6%)	2.9%	12.3%	9.6%	98.5%	97.3%

Boston, Massachusetts	0.8%	0.9%	6.4%	5.7%	(1.4%)	(1.3%)	97.3%	97.3%

Chicago, Illinois	2.5%	3.2%	4.4%	5.0%	0.7%	1.4%	95.1%	94.1%

Southeast Florida	9.1%	5.4%	19.5%	9.4%	1.3%	2.5%	96.8%	96.6%

Seattle, Washington	4.9%	2.8%	(6.4%)	(0.2%)	11.3%	4.5%	95.0%	95.0%

Total Core Markets	4.2%	3.3%	0.6%	4.2%	6.1%	2.9%	96.0%	95.8%

Sequential Same Store Performance

			Net
		Operating	Operating
		Expense	Income
	Revenue	Growth/	Growth/
	Growth	(Decline)	(Decline) (2)
	Q3 2005 vs.	Q3 2005 vs.	Q3 2005 vs.
	Q2 2005	Q2 2005	Q2 2005
Sequential Same Store Communities:
Garden Communities	1.8%	0.5%	2.4%

High-Rise Properties	2.7%	0.8%	3.7%

Total Portfolio	2.1%	0.6%	2.9%

Sequential Same Store Core Markets: (7)
Washington D.C. Metropolitan Area	1.9%	0.4%	2.6%

Southern California	3.9%	1.5%	5.0%

San Francisco Bay Area, California	1.8%	(2.8%)	4.0%

New York City Metropolitan Area	3.7%	(1.1%)	5.5%

Boston, Massachusetts	0.9%	(4.2%)	3.3%

Chicago, Illinois	1.4%	(2.4%)	5.4%

Southeast Florida	0.5%	11.4%	(6.4%)

Seattle, Washington	1.9%	(8.1%)	7.3%

Total Core Markets	2.3%	0.1%	3.3%

See notes on following page.

Third Quarter 2005
Operating Performance Summary (continued)

NOTES

(1)	Same Store Communities (excluding communities owned by Ameriton, due to their short-term holding periods):

- Q3 2005 vs. Q3 2004 represents 145 apartment communities (50,207 units) that were fully operational during the entire three months ended September 30, 2005 and 2004, respectively. Excludes 54 apartment communities (17,846 units) which were not eligible for inclusion due to (i) recent acquisition (Oakwood and others) or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.).

- YTD 2005 vs. YTD 2004 represents 141 apartment communities (49,255 units) that were fully operational during the entire nine months ended September 30, 2005 and 2004, respectively. Excludes 58 apartment communities (18,798 units) which were not eligible for inclusion due to (i) recent acquisition (Oakwood and others) or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.).

- Q3 2005 vs Q2 2005 Sequential Same Store Communities represents 157 apartment communities (53,848 units) that were fully operational during the three months ended September 30, 2005 and June 30, 2005, respectively. Excludes 42 apartment communities (14,205 units) which were not eligible for inclusion due to (i) recent acquisition (Oakwood and others) or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.).

(2)	Net Operating Income (NOI) is defined as rental revenues less rental expenses and real estate taxes. We rely on NOI for purposes of making decisions about resource allocations and assessing segment performance. We also believe NOI is a valuable means of comparing period-to-period property performance. The following is a reconciliation of Same Store NOI to Earnings from Operations:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Same Store NOI	$132,612	$125,430	$373,465	$363,376
Non-Same Store NOI, including Ameriton properties	40,506	27,194	100,790	95,759
NOI Classified as Discontinued Operations — Communities Sold	(644)	(17,658)	(10,192)	(64,354)
NOI Classified as Discontinued Operations — Communities Held for Sale	(13,534)	(12,798)	(39,981)	(38,577)

Net Operating Income	158,940	122,168	424,082	356,204
Other Income	25,840	4,930	37,815	13,836
Depreciation on Real Estate Investments	(58,262)	(44,502)	(157,683)	(127,297)
Interest Expense	(51,361)	(36,623)	(137,653)	(103,239)
General and Administrative Expense	(13,600)	(12,898)	(41,644)	(37,423)
Other Expense	(569)	(4,195)	(28,746)	(7,539)

Earnings from Operations	$60,988	$28,880	$96,171	$94,542

(3)	The average physical occupancy for the entire operating portfolio, including non-same store communities, but excluding the Ameriton portfolio and assets subject to the Oakwood Master Lease agreements, was 95.2% for Q3 2005.

(4)	Property Operating Margin is defined as rental revenues less rental expenses and real estate taxes, divided by rental revenues.

(5)	Potential Effective Rent Per Unit is defined as the average rent per unit net of concessions and loss to lease but before vacancy loss and bad debt costs for leases in place. The Potential Effective Rent Per Unit (weighted by units) for the entire operating portfolio, excluding the Ameriton portfolio and assets subject to the Oakwood Master Lease agreements, during the third quarter of 2005 was $1,190 for the garden communities, $1,631 for the high-rise communities and $1,323 for the total portfolio.

(6)	The units and dollar amounts for the Q3 2005 same store communities in our core markets are as follows:

	Units		Revenues		Operating Expenses		Net Operating Income
	Q3 2005	YTD 2005	Q3 2005	YTD 2005	Q3 2005	YTD 2005	Q3 2005	YTD 2005

Core Markets:
Washington D.C. Metropolitan Area	18,507	18,193	$83,992	$242,178	$26,220	$78,682	$57,772	$163,496
Southern California	8,275	7,999	33,122	92,792	10,265	28,860	22,857	63,932
San Francisco Bay Area, California	4,735	4,735	18,514	54,524	5,621	17,014	12,893	37,510
New York City Metropolitan Area	920	666	8,053	16,743	2,022	4,474	6,031	12,269
Boston, Massachusetts	1,897	1,897	9,969	29,702	3,062	9,640	6,907	20,062
Chicago, Illinois	3,153	3,153	14,101	41,699	6,872	21,087	7,229	20,612
Southeast Florida	1,566	1,566	5,325	15,572	2,484	6,835	2,841	8,737
Seattle, Washington	2,808	2,700	7,598	21,341	2,435	7,497	5,163	13,844

Total	41,861	40,909	$180,674	$514,551	$58,981	$174,089	$121,693	$340,462

(7)	The units and dollar amounts for the Q3 2005 sequential same store communities in our core markets are as follows:

				Net
			Operating	Operating
	Units	Revenues	Expenses	Income

Core Markets:
Washington D.C. Metropolitan Area	18,738	$85,422	$26,708	$58,714
Southern California	9,911	42,532	13,142	29,390
San Francisco Bay Area, California	4,735	18,514	5,621	12,893
New York City Metropolitan Area	1,222	10,394	2,699	7,695
Boston, Massachusetts	1,897	9,969	3,062	6,907
Chicago, Illinois	3,153	14,101	6,872	7,229
Southeast Florida	3,038	10,667	4,606	6,061
Seattle, Washington	2,808	7,598	2,435	5,163

Total	45,502	$199,197	$65,145	$134,052

Third Quarter 2005
Investment Summaries

Dollar amounts in thousands, except cost per unit amounts

	March 31,	June 30,	September 30,
Archstone-Smith Operating Apartment Communities	2005	2005	2005

Garden:
Communities	122	120	140
Units	41,094	40,366	48,202
Total Investment (1)	$4,835,042	$4,754,644	$5,999,153
Cost per Unit	$117,658	$117,788	$124,459

High-Rise:
Communities	47	47	59
Units	17,364	17,364	19,851
Total Investment (1)	$3,456,883	$3,456,908	$4,160,343
Cost per Unit	$199,083	$199,085	$209,579

Total Portfolio:
Communities	169	167	199
Units	58,458	57,730	68,053
Total Investment (1)	$8,291,925	$8,211,552	$10,159,496
Cost per Unit	$141,844	$142,241	$149,288

Archstone-Smith Total Portfolio Capital Expenditures - Cost per Unit:	Q1 2005	Q2 2005	Q3 2005	YTD 2005

Acquisition Related Expenditures	$9	$21	$31	$63

Redevelopment Expenditures	$183	$230	$240	$659

Recurring Capital Expenditures	$103	$183	$204	$499

Archstone-Smith Apartment Acquisitions

Communities	2	—	34	36
Units	508	—	11,179	11,687
Total Investment (1)	$153,833	—	1,943,987	$2,097,820
Cost per Unit	$302,821	—	$173,896	$179,500

Archstone-Smith Apartment Dispositions

Communities (2)	2	2	4	8
Units	1,121	728	1,384	3,233
Gross Sales Proceeds	$158,000	$87,800	$175,250	$421,050
GAAP Gains	$26,154	$13,405	$94,543	$134,102
Gross Gains (3)	$7,121	$5,535	$75,108	$87,764
Unleveraged IRR (4)	7.5%	7.9%	21.8%	13.5%
Ameriton Apartment Investment Summary

	As of September 30, 2005
				Total Expected
	Communities	Units	Gross Book Basis	Investment

Operating Communities	8	2,609	$324,588	$331,056
Communities Under Construction and In Planning	14	4,511	178,777	704,586
Equity in Joint Ventures (5)	4	569	21,700	144,461

Ameriton Totals	26	7,689	$525,065	$1,180,103

NOTES

(1)	For development communities, represents the total expected investment at completion. For operating communities, represents total investment plus planned capital expenditures.

(2)	Dispositions in the three months ending September 30, 2005 include Archstone Red Rocks in Denver, CO (580 units), New River Village in Ft. Lauderdale, FL (240 units), Northwest Hills in Austin, TX (314 units) and Boot Ranch in Palm Harbor, FL (250 units).

(3)	See page 3 for a definition of Gross Gains/Losses from the disposition of real estate investments. See page 5 for a reconciliation of GAAP Gains/Losses from the disposition of real estate investments to Gross Gains/Losses from the disposition of real estate investments.

(4)	IRR’s on sold communities refer to the unleveraged internal rate of return calculated by the Company considering the initial purchase price and all capital invested in the community, the timing and amounts of net operating income during the period owned by the Company and the net sales proceeds from the sale, all calculated in accordance with GAAP. The IRR calculations include property management overhead but not allocations for corporate general and administrative expenses, interest expenses or other indirect operating expenses. Therefore, an IRR calculation is not a substitute for net income as a measure of our performance. Management believes that IRR’s are an important indicator of the value created during the ownership period. Historical IRR’s are not necessarily indicative of IRR’s that will be produced in the future. The Company’s methodology for calculating IRR’s may not be consistent with the methodology used by other companies.

(5)	Represents Ameriton’s GAAP basis in unconsolidated joint ventures that own operating properties or properties in development. Total Expected Investment for these joint ventures represents 100% of the total expected investment of development communities at completion.

Third Quarter 2005
Development Summary (1)

Dollar amounts in thousands, except unit and cost per unit amounts

	Q1 2005	Q2 2005	Q3 2005	YTD 2005

Starts During Period
Communities	1	1	1	3
Units	204	426	627	1,257
Total Investment (2)	$45,784	$193,194	$313,236	$552,214
Total Cost Per Unit	$224,431	$453,507	$499,579	$439,311

Completions During Period
Communities	2	—	2	4
Units	585	—	528	1,113
Total Investment (2)	$120,230	—	$99,518	$219,748
Total Cost Per Unit	$205,521	—	$188,481	$197,438

Stabilizations During Period (3)
Communities	—	—	2	2
Units	—	—	585	585
Total Investment (2)	—	—	$120,230	$120,230
Total Cost Per Unit	—	—	$205,521	$205,521

Under Construction at End of Period
Communities	10	11	10
Units	3,206	3,632	3,731
Total Investment (2)	$878,053	$1,073,297	$1,287,015
Total Cost Per Unit	$273,878	$295,511	$344,952
Investment to Date	$475,467	$569,993	$615,646

In Planning at End of Period
Communities	5	4	5
Units	2,070	1,644	2,416
Total Investment (2)	$723,348	$595,098	$713,549
Total Cost Per Unit	$349,443	$361,982	$295,343
Investment to Date	$44,629	$82,518	$37,892

Development Expenditures During Period	$62,061	$70,574	$69,575	$202,210

						Actual or	Expected
		Number of	Investment	Total		Expected Date	Stabilization
Developments Under Construction		Units	at 9/30/05	Investment(2)	Start Date	for First Units(4)	Date	% Leased(5)

Wholly-Owned REIT Communities Under Construction

Garden

Archstone Westbury	Long Island, New York	396	$76,349	$90,133	Q4/03	Q2/05	Q3/06	67.7%

Archstone Warner Center	Los Angeles, California	522	66,849	127,500	Q3/04	Q1/06	Q1/08	N/A

Archstone Del Mar Station	Pasadena, California	347	113,227	138,050	Q4/04	Q1/06	Q4/06	N/A

Archstone Santa Monica on Mainstreet	Santa Monica, California	133	35,066	72,507	Q4/04	Q4/06	Q2/07	N/A

Archstone Reading	Reading, Massachusetts	204	19,422	45,784	Q1/05	Q3/06	Q2/07	N/A

Total Garden		1,602	310,913	473,974

High-Rise

Archstone Boston Common	Boston, Massachusetts	420	110,273	151,946	Q4/03	Q3/06	Q4/07	N/A

Archstone Dupont Circle	Washington, D.C.	306	63,399	72,045	Q2/04	Q1/06	Q1/07	N/A

North Point Place I	Cambridge, Massachusetts	426	31,951	193,194	Q2/05	Q4/07	Q3/09	N/A

Total High Rise		1,152	205,623	417,185

Total Wholly-Owned REIT Communities Under Construction		2,754	516,536	891,159

Unconsolidated REIT Joint Venture Communities Under Construction

Presidio View	San Diego, California	350	39,279	82,620	Q3/04	Q1/06	Q4/06	N/A

The Mosaic	New York, New York	627	59,831	313,236	Q3/05	Q3/07	Q4/09	N/A

Total REIT Joint Venture Communities Under Construction		977	99,110	395,856

Total Communities Under Construction		3,731	$615,646	$1,287,015

NOTES

(1)	Excludes Ameriton’s development properties but includes apartment development activity related to unconsolidated REIT Joint Ventures. In Planning at September 30, 2005 includes unconsolidated developments aggregating 1,831 units or $463.7 million. At September 30, 2005, Archstone-Smith’s investment in unconsolidated REIT In Planning Joint Ventures was $14.7 million.

(2)	For development and in planning communities, represents the total expected investment at completion.

(3)	Stabilizations During Period: Generally defined as completed development communities achieving approximately 93% occupancy.

(4)	Represents the quarter that the first completed units were delivered (or are expected to be delivered).

(5)	The percentage leased is based on leased units divided by total number of units in the community (completed and under construction) as of September 30, 2005. “N/A” is shown where Lease-Up has not yet commenced. Archstone-Smith begins leasing units prior to completion of the units.

Third Quarter 2005
Capitalization Summary

In thousands, except per share amounts
Preferred Shares

	Shares/Units
	Outstanding at		Annual
	September 30,	Liquidation	Dividend Per	Redemption
Description	2005	Preference	Share	Date (1)
Perpetual Preferred Shares:
Series I Preferred Shares	0.5	$100,000	$7,660	February 2028

	September 30,	December 31,
Market Capitalization	2005	2004

Common Shares and Units:
Common Shares (public)	211,981	199,577
Convertible Operating Trust Units	33,846	23,117

Total Common Shares and Operating Partnership Units	245,827	222,694
Closing Share Price	$39.87	$38.30

Market Capitalization of Common Shares and Units	$9,801,122	$8,529,180

Liquidation Value of Series E, G and I Perpetual Preferred Units and Shares (private) (2)	$50,000	$70,000

Total Equity Market Capitalization	$9,851,122	$8,599,180

Book Value of Total Debt	$4,984,468	$4,149,637

Total Market Capitalization	$14,835,590	$12,748,817

NOTES

(1)	Securities are redeemable at the option of Archstone-Smith, not the holder, beginning in the month noted.

(2)	200 Series E Preferred Units were redeemed in February 2005 and 600 Series G Preferred Units were redeemed in March 2005.

Third Quarter 2005
Debt Summary

Dollar amounts in thousands

	Outstanding Balance at			Weighted Average
	September 30,	December 31,	Effective Interest	Remaining Life to
	2005	2004	Rate (1)	Maturity (years)

Unsecured Floating Rate Debt:
Revolving Credit Facilities	$206,007	$19,000	3.7%	3.2
Tax-Exempt Debt	77,488	79,526	3.2%	17.9

	283,495	98,526	3.6%	7.2

Secured Floating Rate Debt:
Tax-Exempt Debt	706,910	508,923	3.2%	21.6
Construction Loans	—	40,868	N/A	N/A
Conventional Mortgages	52,705	21,705	3.4%	3.1

	759,615	571,496	3.2%	21.1

Unsecured Fixed Rate Debt:
Long-Term Debt	2,288,125	2,019,606	6.0%	6.1

Secured Fixed Rate Debt:
Conventional Mortgages	1,633,571	1,439,558	6.3%	5.2
Other Secured Debt	19,662	20,451	5.0%	17.8

	1,653,233	1,460,009	6.3%	5.3

Total Debt Outstanding at end of Period	$4,984,468	$4,149,637	5.5%	8.2

Debt Maturity Schedule — Long Term Debt

	Long Term Unsecured Debt		Mortgages Payable
	Regularly		Regularly
	Scheduled		Scheduled				Maturities as a %
	Principal	Final Maturities	Principal	Final Maturities		Effective Interest	of Total Market
	Amortization	and Other	Amortization	and Other	Total	Rate (1)	Capitalization

2005	$0	$20,000	$4,301	$3,361	$27,662	7.1%	0.2%
2006	31,250	20,000	15,986	228,420	295,656	6.1%	2.0%
2007	31,250	355,000	16,971	196,763	599,984	5.3%	4.0%
2008	31,250	301,821	16,872	236,802	586,745	4.7%	4.0%
2009	51,250	30,859	15,050	310,993	408,152	6.4%	2.8%
2010	43,750	20,000	15,278	71,348	150,376	6.6%	1.0%
Thereafter	302,500	1,126,683	443,936	836,767	2,709,886	5.5%	18.3%

Total	$491,250	$1,874,363	$528,394	$1,884,454	$4,778,461	5.6%	32.2%

Leverage and Coverage Ratios (3)
Information as of September 30, 2005 except for coverage ratios which are computed based on the nine months ended September 30, 2005

Long-Term Floating Rate Debt (excludes revolving credit facilities) as a Percentage of Long-Term Debt	17.5%
Total Floating Rate Debt as a Percentage of Total Debt	20.9%
Archstone-Smith’s Pro-rata Share of Unconsolidated Debt (2)	$341,901
Unencumbered Assets (undepreciated book value of real estate and all cash)	$6,579,725

Long Term Debt/Long Term Undepreciated Book Capitalization (4)	42.9%
Total Debt/Total Undepreciated Book Capitalization (4)	43.9%

	Archstone-Smith Gains on Disposition of Real Estate Investments:
	Including	Excluding
Interest Coverage Ratio (5)	4.3	3.4
Debt Service Ratio (6)	4.0	3.2
Fixed Charge Ratio (7)	4.2	3.3

NOTES

(1)	Includes the effect of loan cost amortization, credit enhancement fees, fair value hedges and other ongoing fees and expenses, where applicable, for the nine months ended September 30, 2005.

(2)	Represents Archstone-Smith’s pro-rata portion of the joint ventures’ debt based on our percentage of equity in the joint venture at September 30, 2005.

(3)	Coverage ratio calculations are based on EBITDA and EBITDA without gains. We believe that EBITDA and EBITDA without gains are useful supplemental measures to be used in the calculation of our coverage ratios. These coverage ratios provide investors and rating agencies additional means of comparing our financial condition to other companies. EBITDA and EBITDA without gains do not represent net earnings or cash from operating activities that are computed in accordance with GAAP and are not indicative of cash available to fund cash needs. We define EBITDA as net earnings before interest expense, income taxes, minority interest, depreciation and amortization. EBITDA without gains excludes Archstone-Smith gains on the disposition of depreciable REIT real estate investments (includes gains from taxable REIT subsidiaries). The following is a reconciliation of net earnings to EBITDA and EBITDA without gains:

YTD 2005
Net Earnings	$286,488
Interest Expense, net	158,185
Income Taxes on Taxable REIT Subsidiaries	18,193
Minority Interest	37,751
Depreciation Expense	174,742

EBITDA	675,359
Less: Archstone-Smith Gains on Dispositions of Depreciable REIT Real Estate	(134,102)

EBITDA Without Gains	$541,257

(4)	Represents total long term debt or total debt divided by the sum of the book value of shareholders’ equity, applicable debt, minority interest and accumulated depreciation, respectively.

(5)	Calculated as EBITDA, or EBITDA without gains, divided by GAAP interest expense.

(6)	Calculated as EBITDA, or EBITDA without gains, divided by the sum of GAAP interest expense and regularly scheduled principal payments (excluding balloon payments, final maturities and amortization payments on unsecured senior notes).

(7)	Calculated as EBITDA, or EBITDA without gains, divided by the sum of GAAP interest expense and preferred dividend payments.

Third Quarter 2005
Supplemental Information for Net Asset Value Calculation

In thousands, except footnotes
The following information is provided to help facilitate the calculation of Archstone-Smith’s net asset value (including Ameriton).

		Three Months
		Ended
		September 30,
		2005

Income Statement Information

Net Operating Income (NOI)		$158,940
NOI for Assets Held for Sale (1)	13,534
NOI Stabilization Adjustment for Prestabilized Developments and Acquisitions(2)	11,833

Total Adjustments		25,367

Adjusted NOI (70,662 units)		$184,307

Balance Sheet Information (Book Value)

Cash and Restricted Cash		$77,898
Investments in Unconsolidated Entities(3)		159,233
Archstone-Smith Investments in Communities Under Development/Redevelopment and In Planning — at cost (4)		746,125
Ameriton Investments in Communities Under Development and In Planning — at cost(4)		178,777
Other Real Estate		115,688
Other Assets (5)		272,157

Tax-Exempt Debt (6)	784,398
Other Debt	4,200,070
Other Liabilities	315,076

Total Liabilities		5,299,544
Perpetual Preferred Shares (Series I)		50,000

Common Shares Outstanding		211,981
Convertible Operating Trust Units Outstanding		33,846
Stock Options (treasury stock method)		1,142

Fully Converted Shares		246,969

NOTES

(1)	NOI for assets held for sale as of September 30, 2005 is included in discontinued operations. Excludes $644,000 of NOI associated with assets sold during the three months ended September 30, 2005.

(2)	Represents the difference between actual NOI attributable to communities in lease-up or acquired during the three months ended September 30, 2005, and the NOI for the full quarter assuming the underwritten stabilized yield.

(3)	Includes approximately $37.9 million of gains from the sale of communities to unconsolidated joint ventures, which were deferred under GAAP and therefore netted against Investments in Unconsolidated Entities on the Balance Sheet.

(4)	The total expected investment for Archstone-Smith’s and Ameriton’s development pipeline (including communities under construction and in planning) is $2.0 billion and $849 million, respectively at September 30, 2005. These amounts include 100% of the Total Expected Investment of joint venture development projects. Our pro rata share of these joint ventures is included in Investments in Unconsolidated Entities on the balance sheet.

(5)	Other assets excludes $1.0 million related to development communities under control. This amount is included in the in planning numbers above.

(6)	Excludes incremental value associated with tax-exempt debt resulting from interest rates that have historically been lower than conventional debt interest rates.

Third Quarter 2005
Reconciliation of 2005 FFO guidance to 2005 GAAP earnings guidance:

Per Share
2005 FFO	$2.10 - $2.13

Add:
Gains	$1.42 - $1.89

Less:
Depreciation	($1.02)

2005 GAAP earnings	$2.50 - $3.00